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Exhibit 4.3

EXECUTION COPY

$150,000,000

VENOCO, INC.

8.75% Senior Notes due 2011

Registration Rights Agreement

        This REGISTRATION RIGHTS AGREEMENT dated December 20, 2004, (the "Agreement") is entered into by and among Venoco, Inc., a Delaware corporation (the "Issuer"), the subsidiary guarantors of the Issuer listed on Schedule I hereto (the "Guarantors") and Lehman Brothers Inc. and Harris Nesbitt Corp. (together, the "Initial Purchasers").

        The Issuer, the Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated December 15, 2004 (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchasers of $150,000,000 aggregate principal amount of the Issuer's 8.75% Senior Notes due 2011 (the "Securities") which will be unconditionally guaranteed on a senior unsecured basis by each of the Guarantors. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and to purchase the Securities, the Issuer and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

        Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, dated as of December 20, 2004 (the "Indenture"), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Securities and the Exchange Securities (as defined below).

        In consideration of the foregoing, the parties hereto agree as follows:

        1.    Definitions.    As used in this Agreement, the following terms shall have the following meanings:

          "Additional Interest" shall have the meaning set forth in Section 2 hereof.

          "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

          "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Exchange Dates" shall have the meaning set forth in Section 2(a) hereof.

          "Exchange Offer" shall mean the exchange offer by the Issuer and the Guarantors, as applicable, of Exchange Securities for Transfer Restricted Securities pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

          "Exchange Securities" shall mean the Securities issued by the Issuer and guaranteed by the Guarantors, as applicable, under the Indenture containing terms substantially identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to the requirements to pay Additional Interest pursuant to Section 2 hereof) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

          "Guarantors" shall have the meaning set forth in the preamble and shall also include any Guarantor's successors and any additional parties that become guarantors of the Securities under the Indenture.

          "Holders" shall mean the Initial Purchasers, for so long as they own any Transfer Restricted Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Transfer Restricted Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holders" shall include Participating Broker-Dealers.

          "Initial Purchasers" shall have the meaning set forth in the preamble.

          "Indenture" shall have the meaning set forth in the preamble, as the same may be amended from time to time in accordance with the terms thereof.

          "Issuer" shall have the meaning set forth in the preamble and shall also include the Issuer's successors.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Transfer Restricted Securities outstanding from time to time.

          "Participating Broker-Dealers" shall have the meaning set forth in Section 4(a) hereof.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuer and the Guarantors, as applicable, with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualification of any Exchange Securities or Transfer Restricted Securities), (iii) all expenses of any Persons not otherwise specifically addressed herein in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuer and the Guarantors, as applicable, and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be Akin Gump Strauss Hauer & Feld unless another firm shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants and independent petroleum engineers of the Issuer and the Guarantors, as applicable, including the expenses of any special audits, "comfort" letters or letters concerning oil and gas reserve estimates, as applicable, required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

          "Registration Statement" shall mean any registration statement of the Issuer and the Guarantors, as applicable, that covers any of the Exchange Securities or Transfer Restricted Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities" shall have the meaning set forth in the preamble.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Shelf Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

          "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer and the Guarantors, as applicable, that covers all the Transfer Restricted Securities (but no other securities unless approved by the Holders of a majority of the aggregate principal amount of Transfer Restricted Securities which are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

          "Staff" shall mean the staff of the SEC.

          "Transfer Restricted Securities" shall mean the Securities; provided that the Securities shall cease to be Transfer Restricted Securities (i) when a Registration Statement covering the resale of such Securities has been declared effective by the SEC and such Securities have been disposed of pursuant to such Registration Statement, (ii) when such Securities have been exchanged pursuant to the Exchange Offer for Exchange Securities that may be resold without restriction under federal and state securities laws, (iii) when such Securities have been sold in compliance with Rule 144 or are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iv) when such Securities cease to be outstanding.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

          "Underwriter" shall have the meaning set forth in Section 3 hereof.

          "Underwritten Offering" shall mean an offering in which Transfer Restricted Securities are sold to an Underwriter for reoffering to the public.

          "Unrestricted Securities" shall mean the Securities issued by the Issuer and guaranteed by the Guarantors, as applicable, under the Indenture containing terms substantially identical to the Securities (except that the Unrestricted Securities will not be subject to restrictions on transfer or the requirements to pay Additional Interest pursuant to Section 2 hereof).

        2.    Registration Under the Securities Act.    (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Issuer and the Guarantors, as applicable, shall (i) within 90 days after the Closing Date, cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Transfer Restricted Securities for Exchange Securities, (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 270 days after the Closing Date and remain effective until the closing of the Exchange Offer, (iii) as soon as practicable after the effectiveness of the Exchange Offer Registration Statement, offer the Exchange Securities in exchange for the Securities and (iv) keep the Exchange Offer open for not less than 30 days (or longer if required by law) after the date notice of the Exchange Offer is mailed to the Holders. The Issuer and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer not later than 40 days after the date the Exchange Offer Registration Statement is declared effective under the Securities Act by the SEC.

        The Issuer and the Guarantors, as applicable, shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

          (i)    that the Exchange Offer is being made pursuant to this Agreement and that all Transfer Restricted Securities validly tendered and not properly withdrawn will be accepted for exchange;

          (ii)   the date of acceptance for exchange (which shall be a period of at least 30 days from the date such notice is mailed) (the "Exchange Date");

          (iii)  that any Transfer Restricted Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

          (iv)  that any Holder electing to have a Transfer Restricted Security exchanged pursuant to the Exchange Offer will be required to surrender such Transfer Restricted Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the close of business on the Exchange Date; and

          (v)   that any Holder will be entitled to withdraw its election, not later than the close of business on the Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

        As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuer and the Guarantors, as applicable, that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an "affiliate" (within the meaning of Rule 405 under Securities Act) of the Issuer or any Guarantor, as applicable, and (iv) it either (A) is not a broker-dealer or (B) it is a broker- dealer that acquired the Securities for its own account as a part of its market-making or other trading activities and will deliver a Prospectus in connection with any resale of such Exchange Securities.

        As soon as practicable after the Exchange Date, the Issuer and the Guarantors, as applicable, shall:

          (i)    accept for exchange Transfer Restricted Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

          (ii)   deliver, or cause to be delivered, to the Trustee for cancellation all Transfer Restricted Securities or portions thereof so accepted for exchange by the Issuer and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Transfer Restricted Securities surrendered by such Holder.

        (b)   If (i) the Issuer and the Guarantors, as applicable, determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed within 310 days of the Closing Date, (iii) an Initial Purchaser notifies the Issuer that Securities held by it are not eligible to be exchanged for Exchange Securities in the Exchange Offer, or (iv) any Holder notifies the Issuer that it is prohibited by law or the applicable interpretations of the Staff from participating in the Exchange Offer or may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus included in the Exchange Offer Registration Statement in not appropriate or available for such resales, the Issuer and the Guarantors, as applicable, shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination or notification, as the case may be, a Shelf Registration Statement providing for the resale of all the Transfer Restricted Securities by the Holders thereof and to have such Shelf Registration Statement declared effective by the SEC.

        If the Issuer and the Guarantors are required to file a Shelf Registration Statement (A) pursuant to clause (i) of Section 2(b), the Issuer and the Guarantors shall use their reasonable best efforts to have the Shelf Registration Statement declared effective under the Securities Act by the SEC on or prior to the 270th day after the Closing Date or (B) pursuant to clause (ii), (iii) or (iv) of Section 2(b), the Issuer and the Guarantors shall use their reasonable best efforts to have the Shelf Registration Statement declared effective under the Securities Act by the SEC on or prior to the 75th day after the date on which the Shelf Registration Statement is filed.

        The Issuer and the Guarantors, as applicable, agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earliest of (i) the time the Securities covered by the Shelf Registration Statement can be sold pursuant to Rule 144 under the Securities Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (ii) two years from the Closing Date and (iii) the date on which all Securities registered thereunder have been disposed of in accordance therewith (the "Shelf Effectiveness Period"). The Issuer and the Guarantors, as applicable, further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuer for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations or if reasonably requested by a Holder of Transfer Restricted Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Issuer and the Guarantors, as applicable, agree to furnish to the Holders of Transfer Restricted Securities copies of any such supplement or amendment promptly after its being filed with (in the case of a supplement) or declared effective by (in the case of an amendment) the SEC. Each Holder participating in such Shelf Registration Statement shall notify the Issuer promptly of any sale of Securities by it.

        In the event that any Initial Purchaser determines that it is not eligible to participate in the Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by Section 2(b) hereof and at the request of such Initial Purchaser, the Issuer shall issue and deliver to the party purchasing Securities registered under the Shelf Registration Statement from that Initial Purchaser, upon the sale of such Securities, a like aggregate principal of Unrestricted Securities. The Issuer shall use its reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Unrestricted Securities as for Exchange Securities issued pursuant to the Exchange Offer.

        (c)   The Issuer and the Guarantors, as applicable, shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) and Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to the Shelf Registration Statement or, if a Participating Broker-Dealer, relating to the sale or disposition pursuant to the Exchange Offer Registration Statement.

        (d)   The Issuer shall use its reasonable best efforts to complete the Exchange Offers as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which has resulted or could reasonably be expected to result in a temporary or permanent injunction prohibiting the Issuer from proceeding with the Exchange Offer and (iii) all governmental approvals shall have been obtained, which approvals the Issuer deems necessary (based on advice of outside counsel) for the consummation of the Exchange Offer. The Issuer shall inform the Initial Purchasers, upon their request, of the names and addresses of the Holders to whom any Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Securities in any Exchange Offer.

        (e)   An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

        The Issuer will pay, as liquidated damages, additional cash interest ("Additional Interest") on the Transfer Restricted Securities if:

          (i)    the Issuer and the Guarantors fail to file an Exchange Offer Registration Statement with the SEC on or prior to the 90th day after the Closing Date;

          (ii)   the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 270th day after the Closing Date or, if the Issuer and the Guarantors are obligated to file a Shelf Registration Statement pursuant to Section 2(b)(i), a Shelf Registration Statement is not declared effective under the Securities Act by the SEC on or prior to the 270th day after the Closing Date;

          (iii)  the Exchange Offer is not consummated on or before the 40th day after the date the Exchange Offer Registration Statement is declared effective;

          (iv)  the Issuer and the Guarantors are obligated to file a Shelf Registration Statement pursuant to Section 2(b)(ii), (iii) or (iv), the Issuer and the Guarantors fail to file the Shelf Registration Statement with the SEC on or prior to the 75th day (the "Shelf Filing Date") after the date on which the obligation to file a Shelf Registration Statement arises;

          (v)   the Issuer and the Guarantors are obligated to file a Shelf Registration Statement pursuant to Section 2(b)(ii), (iii) or (iv), the Shelf Registration Statement is not declared effective under the Securities Act by the SEC on or prior to the 75th day after the Shelf Filing Date; or

          (vi)  after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable during the period in which such Registration Statement is required to be effective and usable pursuant to this Agreement (each such event referred to in this clause (vi) and the preceding clauses (i) through (v) being called a "Registration Default"),

from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

        The rate of the Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.0% per annum. Such Additional Interest will be in addition to any other interest payable from time to time with respect to the Transfer Restricted Securities.

        All accrued Additional Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each interest payment date, as more fully set forth in the Indenture and the Securities. Notwithstanding the fact that any Securities for which Additional Interest are due cease to be Transfer Restricted Securities, all obligations of the Issuer to pay Additional Interest with respect to Securities shall survive until such time as such obligations with respect to such Securities shall have been satisfied in full.

        (f)    Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer and the Guarantors, as applicable, acknowledge that any failure by the Issuer or any of the Guarantors, as applicable, to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's and the Guarantors' (as applicable) obligations under Section 2(a) and Section 2(b) hereof.

        3.    Registration Procedures.    In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuer and the Guarantors, as applicable, shall as expeditiously as possible:

        (a)   prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuer and the Guarantors, as applicable, (y) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements and oil and gas reserve information required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 and Section 4 hereof;

        (b)   prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 and Section 4 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Transfer Restricted Securities or Exchange Securities;

        (c)   in the case of a Shelf Registration, furnish to each Holder and each Participating Broker-Dealer of Transfer Restricted Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Transfer Restricted Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the sale or other disposition of the Transfer Restricted Securities thereunder; and the Issuer and the Guarantors, as applicable, consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Transfer Restricted Securities and any such Underwriters in connection with the offering and sale of the Transfer Restricted Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

        (d)   use their reasonable best efforts to register or qualify the Transfer Restricted Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Transfer Restricted Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Transfer Restricted Securities owned by such Holder; provided that neither the Issuer nor any Guarantor, as applicable, shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

        (e)   in the case of a Shelf Registration, notify each Holder of Transfer Restricted Securities, counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Transfer Restricted Securities covered thereby, the representations and warranties of the Issuer or any Guarantor, as applicable, contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Transfer Restricted Securities cease to be true and correct in all material respects or if the Issuer or any Guarantor, as applicable, receives any notification with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement or Exchange Offer Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Issuer or any Guarantor, as applicable, that a post-effective amendment to a Registration Statement would be appropriate;

        (f)    use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

        (g)   in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto;

        (h)   in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends and enable such Transfer Restricted Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Transfer Restricted Securities;

        (i)    upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Transfer Restricted Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuer and the Guarantors, as applicable, shall notify the Holders of Transfer Restricted Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Issuer and the Guarantors, as applicable, have amended or supplemented the Prospectus to correct such misstatement or omission;

        (j)    a reasonable time prior to the filing of any Registration Statement, any Prospectus, any pre-effective amendment to a Registration Statement or a Prospectus and, in the case of an Underwritten Offering, any post-effective amendment to a Registration Statement, or supplement to a Prospectus filed during the period in which a Prospectus is required to be delivered in connection with such Underwritten Offering (collectively, the "Reviewed Filings") (excluding any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement), provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Transfer Restricted Securities and their counsel) and make such of the representatives of the Issuer and the Guarantors, as applicable, as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Securities or their counsel) available for discussion of such document; and the Issuer and the Guarantors, as applicable, shall not make any Reviewed Filing (excluding any document that is to be incorporated by reference into a Registration Statement or a Prospectus), of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Securities or their counsel) shall reasonably object;

        (k)   obtain a CUSIP number for all Exchange Securities or Transfer Restricted Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for such Exchange Securities or Transfer Restricted Securities, in a form eligible for deposit with The Depository Trust Company;

        (l)    The Issuer shall comply with all applicable rules and regulations of the SEC and shall make generally available to its Holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement meeting the requirements of Rule 158 under the Securities Act.

        (m)  cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Transfer Restricted Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

        (n)   in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Transfer Restricted Securities (an "Inspector"), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuer and the Guarantors, as applicable, and cause the respective officers, directors and employees of the Issuer and the Guarantors, as applicable, to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Issuer or any Guarantor, as applicable, as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with applicable law and, upon request by the Company, shall execute a confidentiality agreement on terms customarily included in confidentiality agreements executed in connection with such offerings. The foregoing actions may, if the Holders of the Transferred Restricted Securities or the Underwriters so desire, be performed prior to (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto upon request of an Underwriter and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

        (o)   in the case of a Shelf Registration, use their reasonable best efforts to cause all Transfer Restricted Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Issuer or any Guarantor, as applicable, are then listed, if requested by the Holders of a majority in principal amount of the Transfer Restricted Securities included in the Shelf Registration, to the extent such Transfer Restricted Securities satisfy applicable listing requirements;

        (p)   if reasonably requested by any Holder of Transfer Restricted Securities covered by a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuer has received notification of the matters to be incorporated in such filing; and

        (q)   in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Securities including, but not limited to, in an Underwritten Offering and in such connection, (i) to the extent possible, make representations and warranties to the Holders and any Underwriters of such Transfer Restricted Securities with respect to the business of the Issuer and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Issuer and the Guarantors, as applicable (which opinions shall be reasonably satisfactory to such Underwriters and their counsel) addressed to each Underwriter of Transfer Restricted Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "comfort" letters from the independent certified public accountants of the Issuer and the Guarantors, as applicable (and, if necessary, any other certified public accountant of any subsidiary of the Issuer or any Guarantor (as applicable), or of any business acquired by the Issuer or any Guarantor, as applicable, for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Underwriter of Transfer Restricted Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings, (iv) obtain oil and gas reserve report letters from independent petroleum engineering firms and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Transfer Restricted Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the

Issuer and the Guarantors, as applicable, made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement; provided, however, that the Issuer and the Guarantors shall not be responsible for payment of any underwriter discounts or commissions.

        In the case of a Shelf Registration Statement, the Issuer may require each Holder of Transfer Restricted Securities to furnish to the Issuer such information regarding such Holder and the proposed disposition by such Holder of such Transfer Restricted Securities as the Issuer and the Guarantors, as applicable, may from time to time reasonably request in writing.

        In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Securities agrees that, upon receipt of any notice from the Issuer and the Guarantors, as applicable, of the happening of any event of the kind described in Section 3(e)(iii), 3(e)(iv) or 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or notice form the Issuer that the use of the Prospectus may be resumed, and, if so directed by the Issuer and the Guarantors (as applicable), such Holder will deliver to the Issuer and the Guarantors, as applicable, all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that is current at the time of receipt of such notice.

        If the Issuer and the Guarantors, as applicable, shall give any such notice to suspend the disposition of Transfer Restricted Securities pursuant to a Registration Statement, the Issuer and the Guarantors, as applicable, shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus or notice from the Issuer necessary to resume such dispositions. The Issuer and the Guarantors, as applicable, may give any such notice only four times during any 365-day period and any such suspensions shall not exceed 45 days for each suspension and 90 days in the aggregate for all suspensions during any 365-day period and there shall not be more than four suspensions in effect during any 365-day period; provided, however, that a suspension that occurs solely as a result of the filing of a post-effective amendment to a Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus shall not be deemed a suspension for purposes of calculating the limits set forth in this sentence.

        The Holders of Transfer Restricted Securities covered by a Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Transfer Restricted Securities included in such offering.

        4.    Participation of Broker-Dealers in Exchange Offer.    (a) The Staff has taken the position that any broker- dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

        The Issuer and the Guarantors, as applicable, understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and setting forth the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

        (b)   In light of the above, and notwithstanding the other provisions of this Agreement, the Issuer and the Guarantors, as applicable, agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period of up to 270 days after the date on which the Exchange Offer Registration Statement becomes effective (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement), or such shorter period during which Participating Broker-Dealers are required by law to deliver such Prospectus, or, if earlier, until Participating Broker-Dealers have sold all Exchange Securities covered by such Registration Statement, if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers or other Persons, if any, with similar Prospectus delivery requirements, consistent with the positions of the Staff recited in Section 4(a) above. The Issuer and the Guarantors, as applicable, further agree that Participating Broker-Dealers, and other Persons, if any, shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4.

        (c)   The Initial Purchasers shall have no liability to the Issuer, any Guarantor, as applicable, or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

        5.    Indemnification and Contribution.    (a) Each of the Issuer and each Guarantor (as applicable), jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities and/or Exchange Securities and without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or any Holder furnished to the Issuer in writing through Lehman Brothers Inc., Harris Nesbitt Corp. or any selling Holder expressly for use therein and shall reimburse each such Initial Purchaser or Holder and each such officer, director, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser or Holder, officer, director, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus or Registration Statement in reliance upon and in conformity with the written information concerning such Initial Purchaser or Holder furnished to the Issuer by or on behalf of such Initial Purchaser or Holder specifically for inclusion therein. In connection with any Underwritten Offering permitted by Section 3, the Issuer and the Guarantors (as applicable), jointly and severally, will also indemnify the Underwriters, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement. The foregoing indemnity agreement is in addition to any liability which the Issuer may otherwise have to any Holder or to any officer, director, employee, agent or controlling person of that Holder.

        (b)   Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantors, as applicable, the Initial Purchasers and the other selling Holders, their respective affiliates, the directors of the Issuer and the Guarantors, as applicable, each officer of the Issuer and the Guarantors, as applicable, who signed the Registration Statement and each Person, if any, who controls the Issuer, the Guarantors, as applicable, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuer in writing by or on behalf of such Holder expressly for use in any Registration Statement and any Prospectus.

        (c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to other Indemnified Persons or the Indemnifying Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by Lehman Brothers Inc. and Harris Nesbitt Corp., (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

        (d)   If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, as applicable, from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors, as applicable, on the one hand, and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors, as applicable, on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors, as applicable, or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)   The Issuer, the Guarantors, as applicable, and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        (f)    The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

        (g)   The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, their respective affiliates or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuer or the Guarantors, as applicable, their respective affiliates or the officers or directors of or any Person controlling the Issuer or the Guarantors, as applicable, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement.

        6.    General.

        (a)    No Inconsistent Agreements.    The Issuer and the Guarantors, as applicable, represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuer or any Guarantor, as applicable, under any other agreement and (ii) neither the Issuer nor any Guarantor, as applicable, has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof.

        (b)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Guarantors, as applicable, have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Transfer Restricted Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

        (c)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement, (ii) if to the Issuer and the Guarantors, as applicable, initially at the Issuer's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c) and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

        (d)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer or the Guarantors, as applicable, with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

        (e)    Third Party Beneficiaries.    Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Guarantors, as applicable, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

        (f)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g)    Headings.    The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

        (h)    Severability.    The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuer, the Guarantors, as applicable, and the Initial Purchasers shall endeavor in good faith negotiations to replace such provisions with valid provisions, the economic effect of which comes as close as possible to that of the provisions that were held to be invalid, illegal, void, unenforceable or against public policy. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void, unenforceable or against public policy.

        (i)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (j)    Miscellaneous.    This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,
VENOCO, INC.
		By:	/s/ TIMOTHY MARQUEZ Name: Timothy Marquez Title: President and Chief Executive Officer

BMC, LTD.
		By:	/s/ TIMOTHY MARQUEZ Name: Timothy Marquez Title: President

WHITTIER PIPELINE CORP.
		By:	/s/ TIMOTHY MARQUEZ Name: Timothy Marquez Title: President

217 STATE STREET, INC.
		By:	/s/ TIMOTHY MARQUEZ Name: Timothy Marquez Title: President
Accepted:
LEHMAN BROTHERS INC. HARRIS NESBITT CORP.
By:	LEHMAN BROTHERS INC., AS AUTHORIZED REPRESENTATIVE
By:	/s/ J. SCOTT SCHLOSSEL

S-1
[Signature Page to Registration Rights Agreement]

SCHEDULE I

Guarantors

BMC, Ltd.
Whittier Pipeline Corp.
217 State Street, Inc.

A-1

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$150,000,000 VENOCO, INC. 8.75% Senior Notes due 2011 Registration Rights Agreement